Exhibit 3.02
SEVENTH AMENDED AND RESTATED
BYLAWS
OF
VERISIGN, INC.
(A Delaware Corporation)
(effective May 22, 2014)

ARTICLE I

Stockholders

Section 1. Annual Meeting. An annual meeting of the stockholders of the corporation, for the election of the directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall by resolution each year fix.

Section 2. Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, shall be held at such place, on such date, and at such time as determined by the Board of Directors and may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board of Directors, (iii) the President or (iv) the Secretary whenever a stockholder or group of stockholders owning at least thirty-five percent (35%) in the aggregate of the capital stock issued, outstanding and entitled to vote, and who held that amount in a net long position continuously for at least one year (the “Eligibility Criteria”), so request in writing. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

In the case of clause (iv) of the immediately preceding sentence, each such written request must be signed by each stockholder making the request and delivered to the Secretary at the principal executive office of the corporation and shall set forth (a) a brief description of the business desired to be brought before the special meeting of the stockholders, including the complete text of any resolutions to be presented at the special meeting of the stockholders with respect to such business, and the reasons for conducting such business at the meeting; (b) the date of request; (c)(i) if any stockholder making the request is a registered holder of the corporation’s stock, the name, address and ownership information, as they appear on the corporation’s books, of each such stockholder and (ii) if any stockholder making the request is not a registered holder of the corporation’s stock, proof of satisfaction by each such stockholder of the Eligibility Criteria which shall be substantially similar to the proof specified by Rule 14a-8(b)(2)(i) or (ii) under the Exchange Act, in each case, including a written agreement to update and supplement such information upon the occurrence of any changes thereto; (d) a representation that each requesting stockholder intends to appear in person or by proxy at the special meeting of the stockholders to transact the business specified; and (e) a representation that each requesting stockholder intends to hold the shares of the corporation’s stock set forth in the written request through the date of the special meeting of the stockholders; provided that, if any such requesting stockholder (x) fails to satisfy the Eligibility Criteria or to follow one of the procedural requirements described in clauses (a) through (e) of this sentence (the “Procedural Requirements”), the corporation shall not be obligated to call a special meeting unless the remaining requesting stockholders continue to satisfy the Eligibility Criteria and the Procedural Requirements or (y) fails to hold the required number of shares through the date of the special meeting (a “Non Performing Holder”), the corporation may cancel the special meeting (if previously called but not yet held) unless the remaining requesting stockholders have not failed to hold such shares through such date and continue to satisfy the Eligibility Criteria; provided, further, that the corporation may disregard future requests to call special meetings from each Non Performing Holder for the following two calendar years. Following receipt by the Secretary of a written request of stockholders that complies with the requirements set forth in this Section 2 (a “Special Meeting Request”), the Secretary shall call a special meeting of the stockholders.

(b) Revocation of Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation. Following such revocation, the Board of Directors, in its discretion, may cancel the special meeting unless, in the case of a Special Meeting Request , any remaining requesting stockholders continue to satisfy the Eligibility Criteria and the Procedural Requirements. For purposes of this Section 2, written revocation shall mean delivering a notice of revocation to the Secretary.

(c) Limitations. The Secretary shall not call a special meeting in response to a Special Meeting Request if (i) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) is included or will be included in the corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders that will be held not later than ninety (90) days after the delivery date of the Special Meeting Request (the “Delivery Date”); (ii) the Delivery Date is during the period commencing ninety (90) days prior to the date of the next annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (iii) a Similar Item was presented at any meeting of stockholders held within one hundred and eighty (180) days prior to the Delivery Date; (iv) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 2, the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors.

For the purposes of this Section 2, “net long position” shall be determined with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and owner, a “requesting party”) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended from time to time, provided that (x) for purposes of such definition, in determining such requesting party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s capital stock on the NASDAQ (or such other securities exchange designated by the Board of Directors if the corporation’s capital stock is not listed for trading on the NASDAQ) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such requesting party shall be reduced by the number of shares as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the person or persons calling the meeting and stated in the notice of the meeting, or shall not be held at any place but instead shall be held solely by means of remote communication as the Board of Directors, in its sole discretion, may determine.

Section 4. Notices of Meetings and Adjourned Meetings.

(a) A notice in writing or by electronic transmission of each annual or special meeting of the stockholders stating the place, date, and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 days nor more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by leaving such notice with him or her or at his or her residence or usual place of business, by depositing it postage prepaid in the United States mail, or by sending it by prepaid telegram, telex, overnight express courier, facsimile, electronic mail or other form of electronic transmission, directed to each stockholder at his or her address as it appears on the records of the corporation. Notices of all meetings of stockholders shall state the purpose or purposes for which the meeting is called. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice either (i) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting, (ii) by electronic transmission (which electronic transmission need not specify the business to be transacted at, or the purpose of, the meeting) sent by him or her before or after the time of the meeting or (iii) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than 30 days or if, after the adjournment, a new record date for determining the stockholders entitled to notice of such adjourned meeting is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

(b) Without limiting the manner by which notice otherwise may be given effectively to the stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation of the corporation (as currently in effect, the “Certificate of Incorporation”), or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however , the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 4(b) shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder.

Section 5. Quorum. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote thereat, unless or except to the extent that the presence of a larger number may be required by law (including as required from time to time by the Delaware General Corporation Law) or the Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then outstanding and entitled to vote present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 6. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the corporation shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7. Conduct of Business.

(a) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate, provided they are not inconsistent with any other provision of these Bylaws. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene the meeting; to determine the order of business and the procedure at the meeting, including such rules and regulation of the manner of voting and the conduct of discussion as seems to him or her in order, and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting.

(b) Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

Section 8. Voting. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Article IV, Section 6 hereof, each stockholder shall have one vote for each share of stock entitled to vote held by him or her of record according to the records of the corporation. The corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the ledger of the corporation are entitled to vote such shares. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; and (c) if more than one votes and the vote is evenly split, the effect shall be as provided by law.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or any group of persons to act for him or her by a written or electronic proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A written proxy shall be deemed executed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. An electronic proxy (which may be transmitted via telephone, electronic mail, the Internet or such other electronic means as the Board of Directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the Delaware General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

Section 10. Action at Meeting.

(a) Voting - General. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting, other than the election of directors, shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented by proxy and entitled to vote on the subject matter, except where a different vote is expressly required by law, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control.

(b) Voting - Directors.

(i) Except as provided in Article II, Section 7 of these Bylaws, each director shall be elected by the affirmative vote of the Majority of the Votes Cast (as defined herein) with respect to that director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast at such meeting.

(ii) If a nominee for director in an election in which directors are elected by a Majority of the Votes Cast is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation. The Board of Directors shall act on the Committee’s recommendation and publicly disclose its decision and the rationale therefor within 90 days following the date of the certification of the relevant election results.

(iii) If the Certificate of Incorporation so provides, no written ballot or, if authorized by the Board of Directors, ballot submitted by electronic transmission in the manner provided by law, shall be required for the election of directors unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

(c) Definition. For purposes of paragraph (b) of this Section, the term “Majority of the Votes Cast” means, with respect to a nominee for director, that the number of shares voted “for” the election of that nominee must exceed the number of votes cast as “withheld” for that nominee.

Section 11. Stockholder Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place of inspection within the city where the meeting is to be held (which place of inspection shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held, or on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting). Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12. Inspectors of Elections.

(a) Applicability. Unless otherwise provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 12 shall apply only if and when the corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 12 shall be optional, and at the discretion of the corporation.

(b) Appointment. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No person who is a candidate for office at an election may serve as an inspector at such election.

(c) Inspector’s Oath. Each inspector of elections, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(d) Duties of Inspectors. At a meeting of stockholders, the inspectors of elections shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e) Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(f) Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 12 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 13. Notice of Stockholder Business; Nominations.

(a) Annual Meeting of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of such meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 13, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 13 (this clause (C) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The provisions of this Section 13 apply to all nominations of persons for election to the Board of Directors.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(i) of this Section 13 (whether such nominations or other business are proposed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of or a new record date for an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iii) Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a director of the corporation, the questionnaire, representation and agreement required by Section 13(c)(2) must also be delivered with and at the same time as such notice):

(A) as to each person whom the stockholder proposes to nominate for election as a director:

(1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Exchange Act and such other information as may be required by the corporation pursuant to any policy of the corporation governing the selection of directors publicly available (whether on the corporation’s website or otherwise) as of the date of such notice;

(2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(3) a description of all arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(B) as to any business the stockholder proposes to bring before the meeting:

(1) a brief description of such business;

(2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment);

(3) the reasons for conducting such business at the meeting; and

(4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the corporation or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(C) as to the stockholder giving the notice, each beneficial owner, if any, on whose behalf the business is proposed or nomination is made, and any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert with (each, a “Party”):

(1) the name and address of such Party (in the case of each stockholder, as they appear on the corporation’s books);

(2) the class or series and number of shares of the corporation that are owned, directly or indirectly, beneficially or held of record by such Party or any of its affiliates (naming such affiliates);

(3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the corporation; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of such Party or any of its affiliates with respect to securities of the corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the corporation, in each case whether or not subject to settlement in the underlying security of the corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”) (specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the corporation, as of the date of the notice; and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement);

(4) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the corporation;

(5) any rights to dividends on the shares of the corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the corporation;

(6) any proportionate interest in shares of the corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership in which such Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(7) any performance-related fees (other than an asset-based fee) that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household;

(8) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(9) a representation whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

(D) an undertaking by each Party to notify the corporation in writing of any change in the information previously disclosed pursuant to clauses (A)(1), A(3), B(4) and C of this Section 13 as of the record date for determining stockholders entitled to receive notice of such meeting, by notice received by the Secretary not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, any stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting shall promptly provide any other information reasonably requested by the corporation.

(iv) Notwithstanding anything in the second sentence of subparagraph (a)(ii) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the date of the corporation’s proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13(b). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by subparagraph (a)(ii) of this Section 13 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) To be eligible to be a nominee for election or re-election by the stockholders as a director of the corporation or to serve as a director of the corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under clause (a) or (b), as applicable, of this Section 13) to the Secretary a written questionnaire with respect to the background and qualification of such person and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in such questionnaire; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such questionnaire; and (iii) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and all conflict of interest, confidentiality and other policies and guidelines of the corporation (including the corporation’s Corporate Governance Principles) applicable to directors generally and publicly available (whether on the corporation’s website or otherwise) as of the date of such representation and agreement, including the requirements of Section 10(b) of Article I.

(iii) For purposes of this Section 13, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

Directors

Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors. The Board of Directors shall consist of eleven (11) members or such number of members determined from time to time by a resolution of the Board of Directors. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Election and Tenure. The term of office of each director who is in office immediately prior to the closing of the polls for the election of directors at the 2007 Annual Meeting of Stockholders shall remain unchanged. Commencing with the 2007 Annual Meeting of Stockholders, each director elected to the Board of Directors at the 2007 Annual Meeting of Stockholders and at each annual meeting of stockholders thereafter, shall hold office until the next succeeding annual meeting of stockholders and shall serve until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Section 4. Qualification. No director need be a stockholder.

Section 5. Removal. Subject to the rights of holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article II, Section 3 above. Directors so chosen shall hold office until the next annual meeting of stockholders.

Section 6. Resignation. Any director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the chairman or secretary of such committee. Any such resignation shall take effect at the time specified therein or upon the occurrence of an event described in such resignation, or, if a time or event be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (a) by the stockholders at any meeting (b) by a majority of the members of the Corporate Governance and Nominating Committee, (c) a majority of the directors then in office if no such committee exists, or (d) by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class, classes or series then in office or by the sole remaining director so elected. When one or more directors shall resign from the Board of Directors, effective at a future date or upon the occurrence of an event described in such resignation, a majority of directors entitled to act on the filling of such vacancy or vacancies, including those who have so resigned, shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.

Section 8. Annual Meeting. The first meeting of each newly elected Board of Directors may be held without notice immediately after an annual meeting of stockholders (or a special meeting of stockholders held in lieu of an annual meeting) at the same place as that at which such meeting of stockholders was held; or such first meeting may be held at such place and time as shall be fixed by the consent in writing of all the directors, or may be called in the manner hereinafter provided with respect to the call of special meetings.

Section 9. Regular Meetings.

(a) Time and Place. Regular meetings of the directors may be held at such times and places as shall from time to time be fixed by resolution of the Board of Directors, and no notice need be given of regular meetings held at times and places so fixed; provided, however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of directors at which a resolution is adopted fixing the times or place or places for any regular meetings any director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent director pursuant to Article II, Section 11 hereof.

(b) Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Article II, Section 11(b) or (c), or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 10. Special Meetings. Special meetings of the directors may be called by the Chairman of the Board of Directors, the Lead Independent Director, if any, the President, or by at least one-third of the directors then in office (rounded up to the nearest whole number), and shall be held at the place and on the date and hour designated in the call thereof.

Section 11. Notices. Notices of any special meeting of the directors shall be given to each director by the Secretary or an Assistant Secretary (a) by mailing to him or her, postage prepaid, and addressed to him or her at his or her address as registered on the books of the corporation, or if not so registered at his or her last known home or business address, a written notice of such meeting at least 4 days before the meeting, (b) by delivering such notice by hand or by telegram, telecopy, telex, facsimile, electronic transmission (including electronic mail) or other comparable communication equipment to him or her at least 48 hours before the meeting, addressed to him or her at such address, or (c) by giving such notice in person or by telephone at least 48 hours in advance of the meeting. Any notice given personally or by telephone, telegram, telecopy, telex, facsimile, electronic transmission (including electronic mail) or other comparable communications equipment may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. In the absence of all such officers, such notice may be given by the officer or one of the directors calling the meeting. Notice need not be given to any director who has waived notice (a) in writing executed by him or her before or after the meeting and filed with the records of the meeting, (b) by electronic transmission sent by him or her before or after the meeting and filed with the records of the meeting or (c) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the directors need not specify the business to be transacted at or the purpose of the meeting.

Section 12. Quorum. At any meeting of the directors, a majority of the total number of directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) shall constitute a quorum for the transaction of business, provided that a quorum shall not be deemed to exist in the event that a majority of the directors constituting such quorum are not “independent” as such term is defined under the rules of the NASDAQ Stock Market or other stock exchange upon which the corporation’s common stock is primarily traded (each an “Independent Director”). If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present (or, if not more than two directors are present, any director present) may adjourn the meeting from time to time to another place, date or time, without notice other than announcement at the meeting prior to adjournment, until a quorum shall be present.

Section 13. Participation in Meetings by Conference Telephone. One or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such meeting.

Section 14. Conduct of Business: Action by Written Consent. At any meeting of the Board of Directors at which a quorum is present, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or required by law. Action may be taken by the Board of Directors, or any committee thereof, without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission (including electronic mail), and the writing or writings or electronic transmission or transmissions (including electronic mail) are filed with the records of proceedings of the Board of Directors or committee.

Section 15. Place of Meetings. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.

Section 16. Compensation. The Board of Directors shall have the authority to fix stated salaries for directors for their service in such capacity and to provide for payment of a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors. The Board of Directors shall also have the authority to provide for payment of a fixed sum and expenses of attendance, if any, payable to members of committees for attending committee meetings. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 17. Committees. The Board of Directors, by resolution adopted by a majority of the total number of authorized directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) may, from time to time designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any preferences or rights of such shares or fix the number of shares in a series of stock or authorize the increase or decrease in the shares of any series), adopting an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263, or 264 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

(a) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by these Bylaws or required by law, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

(b) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE III

Officers

Section 1. Officers and Their Election. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and such Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers and other officers as the Board of Directors may from time to time determine and elect or appoint. All officers shall perform such duties and have such powers as the Board of Directors shall designate by resolution, or in the absence of such resolution, as set forth in these Bylaws. The Board of Directors may appoint one of its members to the office of Chairman of the Board of Directors and another of its members to the office of Vice-Chairman of the Board of Directors and from time to time define the powers and duties of these offices notwithstanding any other provisions of these Bylaws. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors. Any officer may, but need not, be a director. Two or more offices may be held by the same person.

Section 2. Term of Office. The Chief Executive Officer, the President, the Chief Financial Officer and the Secretary shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3. Vacancies. Any vacancy at any time existing in any office may be filled by the Board of Directors.

Section 4. Chairman of the Board of Directors. The Board of Directors may, in its discretion, elect a Chairman of the Board of Directors from among its members. He or she may be the Chief Executive Officer of the corporation if so designated by the Board of Directors, and he or she shall preside at all meetings of the Board of Directors at which he or she is present and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or prescribed by the Bylaws.

Section 5. Lead Independent Director. The Board of Directors may, in its discretion, elect a Lead Independent Director from among its members that are Independent Directors. He or she shall preside at all meetings at which the Chairman of the Board of Directors is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by the Bylaws.

Section 6. Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer of the corporation who may also be the Chairman of the Board of Directors or President of the corporation or both. Unless otherwise set forth in a resolution of the Board of Directors, it shall be his or her duty and he or she shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect and to affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the corporation; to sign certificates for shares of stock of the corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interests of the corporation may require to be brought to its notice. The Chief Executive Officer, when present, shall preside at all meetings of the stockholders and, unless there shall be a Chairman of the Board of Directors, of the Board of Directors, unless otherwise provided by the Board of Directors.

Section 7. President. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 8. Vice Presidents. In the absence or disability of the President, his or her powers and duties shall be performed by the vice president, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each vice president shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 9. Chief Financial Officer. Unless otherwise set forth in a resolution of the Board of Directors, the Chief Financial Officer shall be the treasurer of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he or she shall from time to time deem proper; he or she (or any Assistant Chief Financial Officer) shall sign all stock certificates as treasurer of the corporation; he or she shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements; he or she shall promptly render to the Chief Executive Officer and to the Board of Directors such statements of his or her transactions and accounts as the Chief Executive Officer and Board of Directors respectively may from time to time require; and he or she shall perform such duties and have such other powers that are commonly incident to the office of chief financial officer.

Section 10. Assistant Chief Financial Officers. In the absence or disability of the Chief Financial Officer, his or her powers and duties shall be performed by the Assistant Chief Financial Officer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Chief Financial Officer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 11. Secretary. Unless otherwise set forth in a resolution of the Board of Directors, the Secretary shall issue notices of all meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these Bylaws; he or she shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose; he or she shall also record the proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries; he or she shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers (unless the Board of Directors shall appoint a transfer agent and/or registrar); he or she shall sign such instruments as require his or her signature; and he or she shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his or her absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall perform his or her duties thereat.

Section 12. Assistant Secretaries. In the absence or disability of the Secretary, his or her powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

Section 13. Salaries. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director of the corporation.

Section 14. Removal. The Board of Directors may remove any officer, either with or without cause, at any time.

Section 15. Bond. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

Section 16. Resignations. Any officer, agent or employee of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, if any, to the Chief Executive Officer or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

Capital Stock

Section 1. Stock Certificates: Uncertificated Shares. The shares of capital stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Classes of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of and class, the face or back of each certificate issued by the corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered holder thereof such written notice as may be required by law as to the information required by law to be set forth or stated on stock certificates.

Section 3. Transfer of Stock. Shares of stock shall be transferable only upon the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock. Except where a certificate is issued in accordance with Article IV, Section 5 hereof, one or more outstanding certificates representing in the aggregate the number of shares involved shall be surrendered for cancellation before a new certificate is issued representing such shares.

Section 4. Holders of Record. Prior to due presentment for registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

Section 5. Lost, Stolen or Destroyed Stock Certificates. The Board of Directors may direct that a new stock certificate or certificates, or uncertificated shares, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate or certificates, or uncertificated shares.

Section 6. Record Date.

(a) The Board of Directors may fix the record date in order to determine the stockholders entitled to notice of a meeting of stockholders, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date may not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors in its discretion may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this clause (a) at the adjourned meeting. If no record date is fixed pursuant to this clause (a), the record date for determining stockholders entitled to notice of and vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The Board of Directors may fix a record date in order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed pursuant to this clause (b), the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE V

Miscellaneous Provisions

Section 1. Interested Directors and Officers.

(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:

(i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors is less than a quorum; or

(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2. Indemnification.

(a) Right to Indemnification. The corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except as provided in Subsection (c) of this Section with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation; and provided further that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise and indemnification therefore shall be appropriated:

(i) by a majority vote of a quorum consisting of disinterested directors;

(ii) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting of all the disinterested directors;

(iii) if there are not two or more disinterested directors in office, then by a majority of the total number of directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time such matter is presented to the Board of Directors), provided they have obtained a written finding by special independent legal counsel appointed by such a majority of the directors to the effect that, based upon a reasonable investigation of the relevant facts as described in such opinion, the person to be indemnified appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan);

(iv) by the holders of a majority of the shares of stock entitled to vote for the election of directors, which majority may include interested directors and officers; or

(v) by a court of competent jurisdiction.

An “interested” director or officer is one against whom in such capacity the proceeding in question or other proceeding on the same or similar grounds is then pending. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Right to Advancement of Expenses. The right to indemnification conferred in Subsection (a) of this Section shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

(c) Right of Indemnitee to Bring Suit. If a claim under Subsection (a) or (b) of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part of any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d) Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of disinterested directors or otherwise. The corporation’s indemnification under this Section 2 of any person who is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the corporation, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

(e) Joint Representation. If both the corporation and any person to be indemnified are parties to an action, suit or proceeding (other than an action or suit by or in the right of the corporation to procure a judgment in its favor), counsel representing the corporation therein may also represent such indemnified person (unless such dual representation would involve such counsel in a conflict of interest in violation of applicable principles of professional ethics), and the corporation shall pay all fees and expenses of such counsel incurred during the period of dual representation other than those, if any, as would not have been incurred if counsel were representing only the corporation; and any allocation made in good faith by such counsel of fees and disbursements payable under this paragraph by the corporation versus fees and disbursements payable by any such indemnified person shall be final and binding upon the corporation and such indemnified person.

(f) Indemnification of Employees and Agents of the Corporation. Except to the extent that rights to indemnification and advancement of expenses of employees or agents of the corporation may be required by any statute, the Certificate of Incorporation, this Section or any other by-law, agreement, vote of disinterested directors or otherwise, the corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

(g) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law (as currently in effect or hereafter amended), the Certificate of Incorporation or these Bylaws.

(h) Nature of Indemnification Right: Modification of Repeal of Indemnification. Each person who is or becomes a director or officer as described in subsection (a) of this Section 2 shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Section 2. All rights to indemnification (and the advancement of expenses) under this Section 2 shall be deemed to be provided by a contract between the corporation and the person who serves as a director or officer of the corporation at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any modification or repeal of this Section 2 shall not adversely affect any right or protection existing under this Section 2 at the time of such modification or repeal.

Section 3. Stock in Other Corporations. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

Section 4. Checks, Notes, Drafts and Other Instruments. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.

Section 5. Corporate Seal. The seal of the corporation shall be circular in form, bearing the name of the corporation, the word “Delaware”, and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by law, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.

Section 7. Severability. If any term or provision of the Bylaws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the Bylaws shall be valid and enforced to the fullest extent permitted by law.

Section 8. Interpretations. Words importing persons include firms, associations and corporations, all words importing the singular number include the plural number and vice versa, and all words importing the masculine gender include the feminine gender.

Section 9. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. Any adoption, amendment or repeal of Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the total number of directors authorized by resolutions (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders also have power to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of Bylaws of the corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.